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                                                                     EXHIBIT 8.1

                                February 5, 1999



Identix Incorporated
510 North Pastoria Ave.
Sunnyvale, California  94086

Ladies and Gentlemen:

     You have requested our opinion regarding certain federal income tax consequences of the proposed merger (the "Merger") of ID Acquisition Corp. ("Acquisition Sub"), a wholly-owned subsidiary of Identix Incorporated ("Identix"), with and into IDT Holdings Incorporated ("IDT"). Unless otherwise defined, capitalized terms used herein have the meanings ascribed to them in the Prospectus contained in Registration Statement No. 333-68805 of Identix on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission. We have acted as counsel to Identix in connection with the Merger and have examined and relied upon the Merger Agreement dated November 14, 1998, among Acquisition Sub, IDT and Identix (the "Agreement"), the exhibits and attachments thereto, the Registration Statement, representation letters from each of IDT and Identix with respect to certain factual matters (the "Representation Letters") and such other instruments and documents related to Identix, Acquisition Sub, IDT and the Merger as we have deemed appropriate.

     Our opinion is based upon the understanding that the material facts are as described in the Registration Statement, that the representations and warranties in the Agreement and the Representation Letters are true, correct and complete, and that the Merger will be effected in accordance with the terms set forth in the Agreement. In rendering our opinion we have relied upon such documents and the foregoing representations without undertaking independently to verify the accuracy and completeness of the matters covered thereby.

     Based upon the foregoing, it is our opinion that the statements in the Registration Statement regarding the United States federal income tax consequences of the Merger, insofar as they constitute statements of United States federal income tax law or legal


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Identix Incorporated                                                      Page 2
February 5, 1998

conclusions, accurately summarize the material United States income tax consequences of the Merger to an IDT shareholder.


                                 *  *  *  *  *


     Our opinion is subject to certain assumptions and qualifications, and is based on the truth and accuracy of the representations of the parties in the Agreement and in the Representation Letters.

     Our opinion is limited to the federal income tax consequences of the Merger and do not address the tax consequences of transactions effected prior to or after the Merger (whether or not in connection with the Merger), nor the effect of the Merger under the laws of the various state and local governments or under the laws of any other jurisdiction. Moreover, they do not address special rules which may be applicable to particular shareholders of IDT, such as shareholders who acquired their shares pursuant to the exercise of statutory stock options, shareholders which are dealers or foreign persons, or shareholders who exercise dissenter's rights. We express no opinion regarding any tax aspect or ramification of the Merger apart from the opinion specifically set forth above.

     An opinion of counsel does not bind the Internal Revenue Service or preclude it or a court from taking a position contrary to the opinion. Our opinion represents merely our best judgment as to the likely outcome of the matters described above if litigated in an appropriate forum. This opinion is based upon the Code, the Treasury Regulations issued thereunder, and judicial and administrative interpretations thereof, all as in effect on the date of this opinion. All of such authority is subject to change, including retroactive change. We disclaim any obligation to advise of any developments in areas covered by this opinion that occur after the date of this opinion.

     This opinion is rendered to you solely in connection with the filing of the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm in connection with the discussion of federal income taxes in the Registration Statement. In giving this consent, however, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended. This opinion may not be relied upon for any other purpose without our written consent.


                              Very truly yours,


                              /s/ Heller Ehrman White & McAuliffe
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                              Heller Ehrman White & McAuliffe